EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT

     I consent to the inclusion in this Amended Current Report on Form 8-K/A of my report, dated February 4, 1998, on my audit of the financial statements of the property located at 810 Seventh Avenue, New York, New York (the "Property") for the year ended December 31, 1996, and my report on the unaudited interim financial statements of the Property for the period January 1, 1997 to October 22, 1997. I also consent to the reference to myself under the captions "Experts" and "Financial Statements and Exhibits."



                                                 /s/ Frank J. Stella, Jr.

                                                 FRANK J. STELLA, JR., CPA
Great Neck, New York
March 2, 1998